UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 26, 2007

BIOVERIS CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-50583	80-0076765
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16020 Industrial Drive, Gaithersburg, Maryland	20877
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:(301) 869-9800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On June 25, 2007, the stockholders of BioVeris Corporation (the "Company") approved and adopted the Agreement and Plan of Merger (the "Merger Agreement") dated as of April 4, 2007, among Roche Holding Ltd ("Roche"), Lili Acquisition Corporation, an indirect, wholly-owned subsidiary of Roche ("Merger Sub"), and the Company, pursuant to which Merger Sub was merged with and into the Company (the "Merger"), with the Company continuing as the surviving corporation as an indirect, wholly-owned subsidiary of Roche.  The closing of the Merger occurred on June 26, 2007.  Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding share of Common Stock of the Company, including restricted stock awards, was converted into the right to receive an amount in cash equal to $21.50, without interest and less any applicable withholding taxes.  At the effective time of the Merger, each option to acquire shares of Company Common Stock outstanding immediately prior to the effective time of the Merger became fully vested and converted into the right to receive, in full satisfaction of such option, a cash amount equal to the excess, if any, of $21.50 over the exercise price payable in respect of such share of Common Stock issuable under such option, less any required withholding taxes.  In connection with the completion of the Merger, Roche purchased all of the Series B Preferred Stock which had been owned by Mr. Samuel Wohlstadter, the Company’s former Chairman and Chief Executive Officer.

A copy of the press release dated June 26, 2007 announcing the completion of the Merger is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein.  As a result of the closing of the Merger, on June 26, 2007, the Company notified the NASDAQ Stock Market LLC ("Nasdaq") that the closing of the Merger had occurred.  Nasdaq subsequently suspended the trading of the Company Common Stock and filed a Form 25 with the Securities and Exchange Commission to effect the delisting of the Company Common Stock.

Item 5.01 Changes in Control of Registrant

The information set forth in Item 2.01 above in this Current Report is incorporated by reference herein.  The aggregate merger consideration paid by Roche was approximately $600 million and was funded with internally available funds.

Item 8.01 Other Events

On June 26, 2007, the Company issued a press release announcing that at the special meeting of the Company's stockholders held on June 25, 2007, the stockholders of the Company approved the Merger Agreement and the transactions contemplated therein, and announcing the completion of the transactions contemplated by the Merger Agreement.  A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release issued by BioVeris, dated June 26, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  June 26, 2007

BIOVERIS CORPORATION

By:	/s/ Steve A. Oldham
	Name:	Steve A. Oldham
	Title:	Vice President and Assistant Secretary